Exhibit 10.1

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into on February 28, 2013, but is effective as of January 16, 2013, by and between SILICON VALLEY BANK (“Bank”) and POKERTEK, INC., a North Carolina corporation (“Borrower”), with its principal place of business at 1150 Crews Road, Suite F, Matthews, North Carolina 28105.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 25, 2008 (as the same has and may continue to be from time to time further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank (i) modify the Adjusted Quick Ratio financial covenant, (ii) extend the Maturity Date, and (iii) amend certain other provisions of the Loan Agreement.

D.           Although Bank is under no obligation to do so, Bank is willing to amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

Amendments to Loan Agreement.

Section 6.7 (Financial Covenants).  Section 6.7 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

6.7           Financial Covenants.

(a)           Adjusted Quick Ratio.  Borrower shall maintain an Adjusted Quick Ratio of at least 1.00 to 1.00 at all times, to be tested by Bank only (i) as of the date on which Borrower requests that Bank finance specific Eligible Domestic Accounts and (ii) as of the last day of each month if there are outstanding Advances under this Agreement.  Notwithstanding anything to the contrary herein, Bank agrees that (A) when testing Borrower’s Adjusted Quick Ratio, Bank shall use the information provided to Bank in Borrower’s most recent required monthly reporting and (B) if Bank determines, in its sole and absolute discretion, that Borrower is in violation of the Adjusted Quick Ratio financial covenant, no Event of Default shall be deemed to have occurred unless there are outstanding Advances under this Agreement.

Section 13 (Definitions).

(a)           The following terms and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced in alphabetical order with the following:

“Eligible Accounts” means, at the time of determination, the sum of all Eligible Domestic Accounts.

“Facility Amount” is Six Hundred Twenty-Five Thousand Dollars ($625,000).

“Maturity Date” is January 15, 2014.

“Total Commitment Amount” is Six Hundred Twenty-Five Thousand Dollars ($625,000).

(b)           Section 13.1 of the Loan Agreement is hereby amended by adding clauses (s), (t) and (u) immediately after clause (r) of the definition of “Eligible Domestic Accounts” in Section 13.1 of the Loan Agreement as follows:

(s)           Accounts owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are otherwise Eligible Accounts and that Bank otherwise approves of in writing, in its sole and absolute discretion, on a case-by-case basis (individually, an “Eligible Foreign Account”, and collectively, the “Eligible Foreign Accounts”); provided, however, the aggregate outstanding Eligible Foreign Accounts shall not exceed twenty-five percent (25%) of the aggregate outstanding Eligible Accounts;

(t)           Accounts owing from an Account Debtor for maintenance service contracts, unless Borrower maintains at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio of greater than 1.50 to 1.00; and

(u)           Accounts owing from an Account Debtor that represent lease payment obligations under lease agreements that are not considered to be license agreements.

Compliance Certificate.  Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit A attached hereto.  From and after the date of this Amendment, all references in the Loan Agreement, to the Compliance Certificate shall be deemed to refer to Exhibit A attached hereto.

Limitation of Amendments.

The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

The organizational documents of Borrower delivered to Bank on the Effective Date and February 22, 2012 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Effectiveness.  This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) Bank’s receipt of the Amended and Restated Subordination Agreement substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Creditor listed therein, (c) Borrower’s payment of a non-refundable amendment and extension fee in an amount equal to Seven Thousand Five Hundred Dollars ($7,500), and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK
SILICON VALLEY BANK
By: /s/ Lauren Cole Vice President
BORROWER
POKERTEK, INC. By: /s/ Mark D. Roberson CEO & CFO